                                                                    EXHIBIT 99.1


[WHITEHALL JEWELLERS, INC. LOGO]                                    NEWS RELEASE


                                            For:       Whitehall Jewellers, Inc.
                                            Contact:   John R. Desjardins
                                                       Executive Vice President
FOR IMMEDIATE RELEASE                                  312.762.9751

       WHITEHALL JEWELLERS, INC. REPORTS SECOND QUARTER FINANCIAL RESULTS

         Chicago, Illinois, August 28, 2003 -- Whitehall Jewellers, Inc. (NYSE:JWL) today reported financial results for the second quarter ended July 31, 2003.

         The Company reported total second quarter sales of $72.7 million compared to $76.2 million for the second quarter last year. Net loss for the second fiscal quarter of 2003 was $2,871,000 compared to net income of $114,000 for the same period a year ago. Net loss per share of $0.20 in the second quarter compares to net income per diluted share of $0.01 for the second quarter of last year.

         For the six-month period ended July 31, 2003, the Company reported sales of $141.9 million compared to $150.8 million last year. Net loss was $5,619,000 versus net income of $483,000 for the same period a year ago. Net loss per share for the six-month period was $0.40 compared to net income per diluted share of $0.03 for the six-month period last year.

         The Company closed 5 stores in the second quarter which resulted in a charge of approximately $400,000 before income taxes or $0.02 per share. The Company expects to close several stores after Christmas which should result in a charge of approximately $0.01 per share by the end of the fiscal year. In addition, in the second quarter, the Company also took a $0.02 per share charge associated with the write off of deferred financing costs as a result of the refinancing of its existing credit facility with a new $125 million four year credit facility.

         Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "While we are disappointed with second quarter results, we continue to believe that the sales focused initiatives we are implementing this year will result in incremental sales by the important Christmas holiday season. Indeed, sales results in August have shown an improvement over the first half of the year and are comp store positive."






            For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

         Today at 9:00 a.m. EDT, the Company will host a conference call to review results for the quarter ended July 31, 2003. To participate in the call, please dial 877-888-7019. This call will also be broadcast live on the Internet at: http://www.whitehalljewellers.com.

         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 384 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.




         This report contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this report, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this report: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs;
(7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) the extent and results of our E-commerce strategies and those of others; (16) regulation affecting the industry generally, including regulation of marketing practices;
(17) the successful integration of acquired locations and assets into our existing operations; and (18) the risk factors identified from time to time in our filings with the SEC.

                              - tables to follow -



             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

                            Whitehall Jewellers, Inc.
                            Statements of Operations
        For the three months and six months ended July 31, 2003 and 2002
                                   (unaudited)
                      (in thousands, except per share data)




                                                       Three months ended                Six months ended
                                                  July 31, 2003    July 31, 2002   July 31, 2003    July 31, 2002
                                                  -------------    -------------   -------------    -------------
Net sales                                           $  72,732        $  76,243       $ 141,881        $ 150,831

Cost of sales (including buying and occupancy
expenses)                                              48,623           49,703          94,675           97,079
                                                    ---------        ---------       ---------        ---------
   Gross profit                                        24,109           26,540          47,206           53,752

Selling, general and administrative expenses           27,251           25,251          53,943           50,878
                                                    ---------        ---------       ---------        ---------
   Income (loss) from operations                       (3,142)           1,289          (6,737)           2,874

Interest expense                                        1,564            1,111           2,472            2,123
                                                    ---------        ---------       ---------        ---------
   Income (loss) before income taxes                   (4,706)             178          (9,209)             751

Income tax (benefit) expense                           (1,835)              64          (3,590)             268
                                                    ---------        ---------       ---------        ---------

   Net income (loss)                                $  (2,871)       $     114       $  (5,619)       $     483
                                                    =========        =========       =========        =========


Basic earnings per share:

   Net income (loss)                                $   (0.20)       $    0.01       $   (0.40)       $    0.03
                                                    =========        =========       =========        =========
   Weighted average common share and common share
   equivalents                                         14,215           14,807          14,210           14,719
                                                    =========        =========       =========        =========


Diluted earnings per share:

   Net income (loss)                                $   (0.20)       $    0.01       $   (0.40)       $    0.03
                                                    =========        =========       =========        =========
   Weighted average common share and common share
   equivalents                                         14,215           15,594          14,210           15,476
                                                    =========        =========       =========        =========





             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

                            Whitehall Jewellers, Inc.
                                 Balance Sheets
                            (unaudited, in thousands)




                                                            July 31, 2003    January 31, 2003    July 31, 2002
                                                            -------------    ----------------    -------------
               ASSETS
Current Assets:
      Cash                                                     $   1,399         $   2,048         $   2,128
      Accounts receivable, net                                       333             1,621             2,042
      Merchandise inventories                                    206,149           197,859           169,380
      Other current assets                                         1,979               ---             1,265
      Prepaid income tax                                           4,477             1,239               300
      Deferred financing costs                                       261               510               510
      Deferred income taxes, net                                   2,085             2,172             2,461
                                                               ---------         ---------         ---------
Total current assets                                             216,683           205,449           178,086
Property and equipment, net                                       63,604            61,634            62,941
Goodwill                                                           5,662             5,662             5,662
Deferred income tax, net                                             ---              ----               ---
Deferred financing costs                                             781               213               468
                                                               ---------         ---------         ---------
Total assets                                                   $ 286,730         $ 272,958         $ 247,157
                                                               =========         =========         =========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Revolver loans                                           $  86,375         $  94,490         $  61,694
      Term loan, current                                             ---             4,500             5,750
      Accounts payable                                            57,051            24,726            32,119
      Customer deposits                                            3,355             3,454             3,655
      Accrued payroll                                              3,036             3,282             4,989
      Income taxes                                                   ---             3,261               ---
      Other accrued expenses                                      15,902            13,207            17,945
                                                               ---------         ---------         ---------
           Total current liabilities                             165,719           146,920           126,152

      Term loan                                                      ---              ----             1,500
      Subordinated debt                                              640               640               640
      Deferred Income Tax                                          3,879             3,607             1,868
      Other long-term liabilities                                  3,338             3,138             2,907
                                                               ---------         ---------         ---------
           Total liabilities                                     173,576           154,305           133,067

Commitments and contingencies

Stockholders' equity:
      Common Stock                                                    18                18                18
      Class B common stock                                           ---              ----               ---
      Additional paid-in capital                                 105,830           105,795           105,633
      Accumulated earnings                                        43,158            48,777            39,354
                                                               ---------         ---------         ---------
                                                                 149,006           154,590           145,005
                                                               ---------         ---------         ---------
      Less:

      Treasury stock, at cost (3,815,900, 3,822,637 and
      3,357,646 shares, respectively)                            (35,852)          (35,937)          (30,915)
                                                               ---------         ---------         ---------
           Total stockholders' equity, net                       113,154           118,653           114,090
                                                               ---------         ---------         ---------
           Total liabilities and stockholders' equity          $ 286,730         $ 272,958         $ 247,157
                                                               =========         =========         =========



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             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com